UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	December 31, 2008

TOR Minerals International, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-17321 (Commission File Number)	74-2081929 (IRS Employer Identification No.)
722 Burleson Street Corpus Christi, Texas (Address of Principal Executive Offices)	78402 (Zip Code)

(361) 883-5591
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 3.02      UNREGISTERED SALES OF EQUITY SECURITIES

On October 13, 2008, TOR Minerals International, Inc. ("TOR", "we" or "our") disclosed on Form 8-K filed with the Securities and Exchange Commission that we were requesting shareholder approval relating to the purchase of forty-five (45) investment units ("Units") by certain directors, officers, employees and consultants ("Insiders").  Shareholder approval, which satisfied the applicable NASDAQ Marketplace Rules, was received on December 31, 2008.

As each Unit cost $30,000, the total aggregate offering price to Insiders was $1.35 million, with no commission paid.  Each Unit consisted of 25,000 shares of our common stock and a warrant to purchase, for a period of three years, an additional 25,000 shares of  our common stock at an exercise price $2.00 per share.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Shell company transaction Not applicable
(d)	Exhibits. The following exhibit is furnished in accordance with the provisions of Item 601 of Regulation S-K:
Exhibit Number Description 99.1 Press Release, dated January 2, 2009, announcing shareholder approval for sale to Insiders

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOR MINERALS INTERNATIONAL, INC. _____________________ (Registrant)

Date: January 5, 2009	/s/ BARBARA RUSSELL
Barbara Russell Acting CFO and Controller
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